                                                                      EXHIBIT 21

The Company's only active subsidiaries are each wholly owned and are included in the consolidated financial statements of the Company, and their jurisdictions of incorporation are as follows:

Name of Subsidiary                                 Jurisdiction of Incorporation

CHC Consulting Services Limited                    England and Wales
CHC International                                  England and Wales
Computer Horizons (Canada) Corp.                   Toronto, Canada
Horizons Technologies, Inc.                        Delaware
Strategic Outsourcing Systems, Inc.                Delaware
Princeton Softech, Inc.                            New Jersey
G. Triad Development Corp.                         New Jersey
Integrated Computer Management                     New Jersey
CHIMES, Inc.                                       Delaware
eB Networks, Inc.                                  Delaware
CG Computer Services Corp.                         California
Horizon Enterprises, Inc.                          Delaware
Spargo Holdings, Inc.                              Delaware
Spargo Holdings II, Inc.                           Delaware